Exhibit 10.1

AMENDMENT TO THE AMENDED AND RESTATED

1989 STOCK-BASED INCENTIVE PLAN OF

INTERNATIONAL MULTIFOODS CORPORATION

EFFECTIVE AS OF JUNE 23, 1999

The Amended and Restated 1989 Stock-Based Incentive Plan of International Multifoods Corporation (the “Plan”) is amended, effective as of June 23, 1999, as follows:

The last sentence of the second paragraph of the Plan is amended to read as follows:

“The Plan (but not Options, Stock Appreciation Rights, Restricted Stock, Incentive Units, Automatic Grants, Elective Grants or Elective Restricted Stock Awards theretofore granted under the Plan) shall terminate on, and no Awards or Automatic Grants, Elective Grants or Elective Restricted Stock Awards shall be granted after, June 20, 2007.”